                                                                     EXHIBIT 4.1


                      PIONEER NATURAL RESOURCES USA, INC.

                                  401(k) PLAN

           (As Amended and Restated Effective as of October 1, 1997)





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                      PIONEER NATURAL RESOURCES USA, INC.
                                  401(k) PLAN

           (As Amended and Restated Effective as of October 1, 1997)


                               TABLE OF CONTENTS

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                                                                                                                     Page
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
PREAMBLE                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I.                DEFINITIONS AND CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          Section 1.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          Section 1.2  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II.               ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Section 2.1  Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Section 2.2  Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE III.              CONTRIBUTIONS, LIMITATIONS AND FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . .   9
                          Section 3.1  Pre-Tax and Pre-Tax Bonus Contributions  . . . . . . . . . . . . . . . . . . .   9
                          Section 3.2  Payment of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          Section 3.3  Return of Employer Contributions . . . . . . . . . . . . . . . . . . . . . . .  10
                          Section 3.4  Contribution Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          Section 3.5  Application of Forfeitures . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          Section 3.6  Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IV.               TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          Section 4.1  Trust and Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          Section 4.2  Trust Investment Options . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          Section 4.3  Valuation and Adjustment of Accounts . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V.                VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          Section 5.1  Fully Vested Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          Section 5.2  Vesting of Employer Account  . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VI.               VALUATIONS, DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          Section 6.1  Time and Form of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .  16
                          Section 6.2  Distribution of Retirement and Disability
                                                   Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          Section 6.3  Distribution of Death Benefit  . . . . . . . . . . . . . . . . . . . . . . . .  18





                                      (i)
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
                          Section 6.4  Distribution of Separation from Employment
                                                   Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          Section 6.5  Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          Section 6.6  In-Service Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          Section 6.7  Distributions to Minors and Persons Under Legal
                                                   Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          Section 6.8  Benefits Payable to Missing Participant or
                                                   Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          Section 6.9  Plan Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          Section 6.10 Qualified Domestic Relations Orders  . . . . . . . . . . . . . . . . . . . . .  24
                          Section 6.11 Transfer of Eligible Rollover Distribution . . . . . . . . . . . . . . . . . .  25

ARTICLE VII.              PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          Section 7.1  401(k) Plan Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          Section 7.2  Powers, Duties and Liabilities of the Committee  . . . . . . . . . . . . . . .  26
                          Section 7.3  Rules, Records and Reports . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          Section 7.4  Administration Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VIII.             AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          Section 8.1  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          Section 8.2  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE IX.               TOP-HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          Section 9.1  Top-Heavy Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          Section 9.2  Minimum Contribution Requirement . . . . . . . . . . . . . . . . . . . . . . .  29
                          Section 9.3  Minimum Vesting Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE X.                MISCELLANEOUS GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          Section 10.1  Spendthrift Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          Section 10.2  Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          Section 10.3  Maximum Contribution Limitation . . . . . . . . . . . . . . . . . . . . . . .  31
                          Section 10.4  Employment Noncontractual . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          Section 10.5  Limitations on Responsibility . . . . . . . . . . . . . . . . . . . . . . . .  31
                          Section 10.6  Merger or Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          Section 10.7  Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





                                      (ii)
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                      PIONEER NATURAL RESOURCES USA, INC.
                                  401(k) PLAN

           (As Amended and Restated Effective as of October 1, 1997)

         THIS 401(k) PLAN, a profit sharing plan, made and executed by PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation (the "Company"),

                        W I T N E S S E T H   T H A T :

         WHEREAS, the Company has heretofore established a qualified profit sharing plan known as the Pioneer Natural Resources USA, Inc. 401(k) Plan (the "Plan") for the benefit of its employees; and

         WHEREAS, the Company has heretofore established a qualified profit sharing plan and trust known as the Mesa Profit-Sharing Plan and Trust Agreement, effective January 1, 1989, for the benefit of its and its affiliates' employees; and

         WHEREAS, the Company has amended and restated the Mesa Profit-Sharing Plan and Trust Agreement to merge with and into the Plan effective as of October 1, 1997; and

         WHEREAS, the Company now desires to continue the Plan without interruption by amending and restating its provisions in their entirety to update the plan language, incorporate prior amendments and make certain other changes;

         NOW, THEREFORE, in consideration of the premises and pursuant to
Article 14 thereof, the Company hereby amends and restates the Pioneer Natural Resources USA, Inc. 401(k) Plan, effective as of October 1, 1997, to read as follows:


                                   ARTICLE I.
                          DEFINITIONS AND CONSTRUCTION
         Section 1.1  Definitions.  Unless the context clearly indicates otherwise, when used in this Plan:

                 (a) "Account" means a Participant's Employer Account, Mesa Profit-Sharing Account, Pre-Tax Account, Prior Plan Employer Account, Prior Plan Pre-Tax Account and/or Rollover Account, as the context requires. The Committee may establish and maintain separate subaccounts within a Participant's Accounts if it deems such to be necessary to the proper administration of the Plan.

                 (b) "Affiliated Company" means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or of an affiliated service group (within the meaning of Section 414(m) of the Code) with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of the regulations from time to time promulgated by the Secretary of the Treasury pursuant to Section 414(c) of the Code); provided, however, that for the purposes of
         Section 10.3 of the Plan, Section 414(b) and (c) of the Code shall be applied as modified by Section 415(h) of the Code.

                 (c) "Basic Compensation" means the base salary or wages and any overtime payable by an Employer to an Employee for personal services rendered to the Employer prior to reduction for any Total Pre-Tax Contributions made by such Employer to this Plan on behalf of such Employee and prior to reduction for any compensation reduction amounts elected by such Employee for benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer; provided, however, that the Basic Compensation of an Employee taken into account under the Plan for any Plan Year shall not exceed $150,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 401(a)(17)(B) of the Code).

                 (d) "Code" means the Internal Revenue Code of 1986, as amended.

                 (e) "Committee" means the 401(k) Plan Committee appointed by the Board of Directors of the Company to administer the Plan.

                 (f) "Company" means Pioneer Natural Resources USA, Inc., a Delaware corporation, and any successor thereto.

                 (g) "Company Stock" means the common stock of Pioneer Natural Resources Company, a Delaware corporation, and any successor thereto.

                 (h) "Compensation" means the sum of (i) the Limitation Compensation paid by an Employer to an Employee, (ii) any Total Pre-Tax Contributions made by an Employer to this Plan on behalf of such Employee, and (iii) any salary reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer; provided, however, that except for purposes of determining whether an Employee is a Highly Compensated Employee or a Key Employee (as defined in Section 9.1(c)), the Compensation of an Employee taken into account under the Plan for any Plan Year shall not exceed $150,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 401(a)(17)(B) of the Code). Solely for purposes of this definition, compensation from an employer participating in the Mesa Profit-Sharing Plan prior to October 1, 1997, shall be deemed to be Compensation.





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
                 (i) "Covered Employee" means any Employee other than (i) a member of a collective bargaining unit with which an Employer negotiates and with respect to whom no coverage under this Plan has been provided by collective bargaining agreement, (ii) a nonresident alien with respect to the United States who receives no earned income from an Employer which constitutes income from sources within the United States, (iii) a temporary or seasonal Employee as determined in accordance with the Employer's normal personnel policies, (iv) an individual performing services for an Employer whom the Employer treats as an independent contractor for employment tax purposes, or
         (v) an individual who is treated as a leased employee by an Employer.

                 (j) "Employee" means any individual employed by an Employer.

                 (k) "Employer" shall include the Company and any other incorporated or unincorporated trade or business which may subsequently adopt this Plan with the consent of the Board of Directors of the Company.

                 (l) "Employer Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to (i) any amounts credited to his or her Employer Matching Contribution Account under the Superseded Plan as in effect on September 30, 1997 and (ii) any amounts credited to his or her Employer Nonelective Contribution Account under the Superseded Plan as in effect on September 30, 1997.

                 (m) "Employment Date" means the date an Employee first performs an Hour of Service.

                 (n) "Highly Compensated Employee" means for a Plan Year commencing after December 31, 1996:

                          (1) any Employee who during such Plan Year or during the preceding Plan Year was at any time a 5-percent owner (as defined in Section 416(i)(1) of the Code) of an Employer or Affiliated Company; or

                          (2) any Employee who during the preceding Plan Year received Compensation greater than $80,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 414(q)(1) of the Code) and, if the Company so elects, who is in the group consisting of the top 20% (when ranked on the basis of Compensation received during such preceding year) of all Employees, except those excluded pursuant to Section 414(q)(5) of the Code.

         Solely for purposes of this definition, (i) an employee of either an Affiliated Company or an employer participating in the Mesa Profit-Sharing Plan shall be deemed to be an Employee, (ii) compensation received from either an Affiliated Company or an employer participating in the Mesa Profit-Sharing Plan shall be deemed to be Compensation, and (iii) a nonresident alien who receives no earned income from an Employer or Affiliated Company which constitutes income from sources within the United States shall not be considered an Employee. For the Plan Year ending December 31, 1996, Highly Compensated Employees shall be determined pursuant to the provisions of the Retirement Savings Plan for Employees of Parker & Parsley as in effect for such Plan Year.

                 (o) "Hour of Service" means an hour for which an Employee is directly or indirectly compensated or entitled to compensation (including back pay, regardless of mitigation of damages) by an Employer for the performance of duties for an Employer or for reasons (such as vacation, sickness or disability) other than the performance of duties for an Employer. An Employee will be credited with eight Hours of Service per day for any customary work period during which such Employee is on leave of absence authorized by his or her Employer. Leaves of absence shall be granted by an Employer to its Employees on a uniform, nondiscriminatory basis. In no event shall more than 501 Hours of Service be credited on account of any single continuous period during which the individual performs no duties. An Employee's Hours of Service shall be credited to the appropriate Plan Years or eligibility computation period determined in accordance with the provisions of Section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference.
         In determining Hours of Service for the purposes of this Plan, periods of employment by an Affiliated Company and periods of employment as a leased employee (within the meaning of Section 414(n) of the Code) of an Employer or Affiliated Company shall be deemed to be periods of employment by an Employer.

                 (p) "Investment Fund" means any fund authorized for the investment of Trust assets pursuant to Section 4.2.

                 (q) "Limitation Compensation" means wages within the meaning of Section 3401(a) of the Code and all other payments of remuneration to an Employee by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the
         Code); provided, however, that the Limitation Compensation of an Employee taken into account under the Plan for any Plan Year shall not exceed $150,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 401(a)(17)(B) of the Code).

                 (r) "Mesa Profit-Sharing Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to his or her accrued benefit derived from employer contributions to the Mesa Profit- Sharing Plan as in effect on September 30, 1997.

                 (s) "Mesa Profit-Sharing Plan" means the Mesa Profit-Sharing Plan and Trust Agreement as in effect from time to time prior to October 1, 1997.

                 (t) "Non-Highly Compensated Employee" means for a Plan Year any Employee who is not a Highly Compensated Employee for such Plan Year.

                 (u) The "Normal Retirement Date" of a Participant means the day such Participant attains the age of 65 years.

                 (v) "One Year Break in Service" means a 12 consecutive month Period of Severance during which an Employee fails to complete a single Hour of Service.

                 (w) "Participant" means any individual who was a participant in either the Superseded Plan or the Mesa Profit-Sharing Plan or who has elected to participate in this Plan pursuant to
         Section 2.2, and whose Vested Interest under this Plan has not been fully distributed.

                 (x) "Period of Service" means, for purposes of determining a Participant's Vested Interest in his or her Employer Account, the sum, rounded downward to the nearest whole year, of each period of time commencing with an Employee's Employment Date or Reemployment Date and ending on the first date thereafter a Period of Severance begins (except as provided in subsection (y) of this Section in the case of an Employee's maternity or paternity leave of absence). Included in such sum to be credited to an Employee shall be each period of time during which the Employee is on an authorized leave of absence for reasons of vacation, sickness, layoff or another occasion designated and applied by an Employer or Affiliated Company on a nondiscriminatory basis, but in no event exceeding one year in length. A Period of Service also includes any Period of Severance of less than 12 consecutive months. If an Employee who has no vested right to any amount credited to his or her Employer Account incurs a One Year Break in Service, such Employee shall forfeit his or her prior Period of Service unless he or she completes an additional one-year Period of Service before the number of his or her consecutive One Year Breaks in Service equals five.

                 Any provision of this Plan to the contrary notwithstanding, if a Participant participated in the Superseded Plan prior to October 1, 1997, the Period of Service completed by such Participant prior to January 1, 1998, shall be (i) such Participant's years of Vesting Service determined under the Retirement Savings Plan for Employees of Parker & Parsley as of June 27, 1996, (ii) plus one year for the Plan Year ending December 31, 1996, if during such Plan Year such Participant completed a Year of Service under the Retirement Savings Plan for Employees of Parker & Parsley as in effect at the end of such year, (iii) plus one year for the Plan Year ending December 31, 1997, if such Participant either (A) completed a year of Vesting Service as of September 30, 1997, under the Superseded Plan as in effect on such date or (B) completed a one-year Period of Service under the foregoing provisions of this definition during the entire such Plan Year. For purposes of clause (ii) of the preceding sentence, a Participant shall be credited with a number of Hours of Service applying the monthly equivalency method set forth in Labor Reg. Section 2530.200b-3(e)(1)(iv) to any fractional part of a year credited to such Participant as of June 28, 1996.

                 (y) "Period of Severance" means a period of time commencing with the date an Employee ceases to be employed by an Employer or Affiliated Company for reasons of Retirement, Permanent Disability, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason, and ending with the date such Employee resumes employment with an Employer or Affiliated Company; provided, however, that solely for purposes of determining whether an Employee incurs a One Year Break in Service, the Period of Severance of an Employee who is absent from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or caring for such child for a period beginning immediately following such birth or placement shall not commence until the second anniversary of the first date of such absence and the period between the first and second anniversaries of the first date of such absence shall be considered neither a Period of Service nor a Period of Severance.

                 (z) "Permanent Disability" means the total and permanent incapacity of a Participant to perform the usual duties of his or her employment with an Employer or Affiliated Company as determined by the Committee. Such incapacity shall be deemed to exist when certified by a physician acceptable to the Committee.

                 (aa) "Pioneer Matching Plan" means the Pioneer Natural Resources USA, Inc. Matching Plan, amended and restated effective as of October 1, 1997, and as from time to time in effect thereafter.

                 (bb) "Plan" means this Pioneer Natural Resources USA, Inc. 401(k) Plan, amended and restated effective as of October 1, 1997, and as from time to time in effect thereafter.

                 (cc)     "Plan Year" means the calendar year.

                 (dd) "Pre-Tax Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to Pre-Tax Contributions and Pre-Tax Bonus Contributions made by an Employer on behalf of such Participant and any amounts credited to his or her Employee Pre-Tax Contribution Account under the Superseded Plan as in effect on September 30, 1997.

                 (ee) "Pre-Tax Bonus Contribution" means (i) an Employee Pre-Tax Bonus Contribution made on behalf of a Participant to the Superseded Plan after June 27, 1996, and prior to October 1, 1997, and
         (ii) a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1(b).

                 (ff) "Pre-Tax Contribution" means (i) a Salary Deferral Contribution made on behalf of a Participant to the Superseded Plan prior to June 28, 1996, (ii) an Employee Pre-Tax Contribution made on behalf of a Participant to the Superseded Plan after June 27, 1996, and prior to October 1, 1997, and (iii) a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1(a).

                 (gg) "Prior Plan Employer Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to any amounts credited to his or her BOUSA Employer Matching Contribution Account under the Retirement Savings Plan for Employees of Parker & Parsley as in effect on June 27, 1996.

                 (hh) "Prior Plan Pre-Tax Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to any amounts credited to his or her Plan A Salary Deferral Contribution Account or his or her BOUSA Plan Salary Deferral Contribution Account under the Retirement Savings Plan for Employees of Parker & Parsley as in effect on June 27, 1996.

                 (ii) "Qualified Joint and Survivor Annuity" means an annuity which is payable for the life of the Participant with a survivor annuity payable for the life of his or her spouse equal to 50% of the amount of the annuity payable during the life of the Participant; provided, however, that in the case of a Participant who is not married, a Qualified Joint and Survivor Annuity means an annuity which is payable for the life of the Participant.

                 (jj) "Qualified Preretirement Survivor Annuity" means an annuity which is payable for the life of the Participant's surviving spouse.

                 (kk) "Reemployment Date" means the date an Employee first performs an Hour of Service following a Period of Severance.

                 (ll) "Retirement" means the termination of a Participant's employment with an Employer or Affiliated Company on or after his or her Normal Retirement Date for any reason other than death or transfer to the employment of another Employer or Affiliated Company.

                 (mm) "Rollover Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to (i) Rollover Property contributed by such Participant to this Plan pursuant to Section 3.6, (ii) any amounts credited to his or her Rollover Contribution Account under the Superseded Plan as in effect on September 30, 1997, and (iii) any amounts credited to his or her Rollover Account under the Mesa Profit-Sharing Plan as in effect on September 30, 1997.

                 (nn) "Rollover Property" means property the value of which would be excluded from the gross income of the transferor under
         Section 402(c), 403(a)(4) or 408(d)(3) of the Code if transferred to the Plan.

                 (oo) "Superseded Plan" means the Pioneer Natural Resources USA, Inc. 401(k) Plan (formerly known as the Retirement Savings Plan for Employees of Parker & Parsley), as in effect from time to time prior to October 1, 1997.

                 (pp) "Total Pre-Tax Contributions" means the sum of the Pre-Tax Contributions and Pre-Tax Bonus Contributions made on behalf of a Participant.

                 (qq)     "Trust" means the trust fund established pursuant to
         Section 4.1.

                 (rr) "Trustee" means the individual or corporate trustee or trustees from time to time appointed and acting as trustee or trustees of the Trust established pursuant to the Plan.

                 (ss)     "Valuation Date" means each business day.

                 (tt) The "Vested Interest" of a Participant means the then vested portion of the amount credited to the Accounts of such Participant at the particular point in time in question.

         Section 1.2 Construction. The titles to the Articles and the headings of the Sections in this Plan are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, shall control. Whenever a noun or pronoun is used in this Plan in plural form and there be only one person or entity within the scope of the word so used, or in singular form and there be more than one person or entity within the scope of the word so used, such noun or pronoun shall have a plural or singular meaning as appropriate under the circumstance.


                                  ARTICLE II.

                         ELIGIBILITY AND PARTICIPATION

         Section 2.1 Eligibility. Each Covered Employee who is a participant in either the Superseded Plan or the Mesa Profit-Sharing Plan on September 30, 1997, shall continue to be eligible to participate in this Plan as of October 1, 1997. Each other Covered Employee shall be eligible to participate in this Plan on the first day of the first pay period in the calendar month next following his or her employment as a Covered Employee. If a Participant ceases to be a Covered Employee, such Participant shall remain a Participant under this Plan but no contributions shall be made to the Plan on his or her behalf while he or she is not a Covered Employee.

         Section 2.2 Participation. Each Covered Employee who is eligible to participate in the Plan may elect, on a form prescribed by the Committee, to participate in this Plan on the first day of the first pay period in the calendar month following the filing of such election. Any Participant who ceases to be a Covered Employee shall thereupon cease to participate in the Plan; provided, however, that if any such Participant is thereafter reemployed as a Covered Employee, he or she shall be eligible to elect to resume participating in the Plan as of the date of such reemployment.


                                  ARTICLE III.

                   CONTRIBUTIONS, LIMITATIONS AND FORFEITURES

         Section 3.1  Pre-Tax and Pre-Tax Bonus Contributions.

                 (a) Each Participant may elect to have his or her Employer make a Pre-Tax Contribution to the Plan on his or her behalf for each pay period in an amount equal to a whole percentage, of at least 2% and not in excess of 12%, of his or her Basic Compensation for that pay period. All such contributions shall be made by uniform payroll deductions pursuant to a Basic Compensation reduction agreement which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant.

                 (b) In addition, each Participant may elect pursuant to a separate bonus reduction agreement to have his or her Employer make a Pre-Tax Bonus Contribution to the Plan on his or her behalf in an amount equal to a whole percentage, of at least 2% and not in excess of 12%, of any cash bonus payable under the Company's Annual Incentive Bonus Program to such Participant.

                 (c) The Committee shall establish and maintain for each Participant a Pre-Tax Account. All amounts attributable to Pre-Tax Contributions and Pre-Tax Bonus Contributions made by an Employer on behalf of such Participant pursuant to this Section 3.1 shall be credited to such Participant's Pre-Tax Account.

                 (d) A Participant may change the applicable percentage of such payroll (or bonus) deductions as of the first day of the first pay period of any calendar quarter, or at any time suspend his or her election to have Pre-Tax Contributions and/or Pre-Tax Bonus Contributions made to the Plan, provided that written notice of such change or suspension is delivered to the Committee within such reasonable period of time prior to the effective date thereof as the Committee may require. If a Participant suspends his or her election to have Pre-Tax Contributions and/or Pre-Tax Bonus Contributions made to the Plan, such Participant shall be eligible to reelect to have such contributions made to the Plan as of the first day of the month coinciding with or following the expiration of three months after the effective date of such suspension.

                 (e) Any provision of this Plan to the contrary notwithstanding, the amount of Total Pre-Tax Contributions made to the Plan pursuant to this Section 3.1 on behalf of a Participant shall not exceed $7,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 402(g) of the Code) for any calendar year.

                 (f) An Employer may amend or revoke any Participant's Basic Compensation reduction agreement or bonus reduction agreement at any time during a Plan Year if such amendment or revocation is deemed by such Employer to be necessary or appropriate to ensure that the requirements of Sections 3.1(e), 3.4 and 10.3 are met for such year.

         Section 3.2 Payment of Contributions. The Pre-Tax Contributions and Pre-Tax Bonus Contributions made to the Plan by an Employer for a pay period shall be paid to the Trustee in cash as soon as practicable after the end of the month in which such pay period ends, but no later than the 15th business day after the end of such month.

         Section 3.3 Return of Employer Contributions. Contributions made to this Plan are conditioned upon being currently deductible under Section 404 of the Code. Any provision of this Plan to the contrary notwithstanding, upon an Employer's request, any such contribution or portion thereof made to this Plan by such Employer which (i) was made under a mistake of fact which is subsequently discovered, or (ii) is disallowed as a deduction under Section 404 of the Code, shall be returned to such Employer to the extent not previously distributed to Participants or their beneficiaries; provided, however, that the amounts returnable to an Employer pursuant to this Section shall be reduced by any Trust losses allocable thereto and shall be returned to such Employer only if such return is made within one year after the mistaken payment of the contribution or the date of the disallowance of the deduction, as the case may be. Except as provided in this Section, no contribution made by an Employer pursuant to this Plan shall ever revert to or be recoverable by any Employer.

         Section 3.4  Contribution Limitations.

                 (a) Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the actual deferral percentage for the group of Highly Compensated Employees eligible to elect to have Pre-Tax Contributions or Pre-Tax Bonus Contributions made during such Plan Year fails to satisfy one of the following tests:

                          (1) the actual deferral percentage for said group of Highly Compensated Employees is not more than 1.25 times the actual deferral percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Pre-Tax Contributions or Pre-Tax Bonus Contributions made on their behalf, or

                          (2) the excess of the actual deferral percentage for said group of Highly Compensated Employees over the actual deferral percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Pre-Tax Contributions or Pre-Tax Bonus Contributions made on their behalf is not more than two percentage points, and the actual deferral percentage for said group of Highly Compensated Employees is not more than two times the actual deferral percentage for the preceding year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Pre-Tax Contributions or Pre-Tax Bonus Contributions made on their behalf, then the actual deferral percentage of Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the Total Pre-Tax Contributions made for such Plan Year on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages to the largest uniform actual deferral percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and reducing his or her actual deferral percentage to the extent necessary to satisfy one of the above tests or to lower such actual deferral percentage to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage, and repeating this process as necessary) that permits the actual deferral percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this subsection (a), the term "actual deferral percentage" for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group and after any distributions to Highly Compensated Employees required to satisfy the adjusted $7,000 limitation described in Section 3.1(e)) of (i) the aggregate amount of Total Pre-Tax Contributions made to the Plan on behalf of each such Employee for that year and, if elected by the Committee, an amount of Matching Contributions made for such Employee pursuant to the Pioneer Matching Plan not in excess of the amount of such contributions permitted to be taken into account under Sections 401(k) and (m) of the Code and the regulations thereunder, to
         (ii) the amount of such Employee's Compensation for that year or, in the Committee's discretion, only for such portion of that year during which the Employee was eligible to participate in the Plan. Any provision of this Section to the contrary notwithstanding, for the Plan Year ending December 31, 1997, the Company may elect, in accordance with Section 401(k) of the Code and other applicable authority, to use data for the current Plan Year rather than the preceding Plan Year in computing the actual deferral percentage of Non-Highly Compensated Employees. If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code (other than for purposes of the average benefit percentage test), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this subsection (a). If a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of an Employer, then for purposes of determining the actual deferral ratio of such Employee, all such cash or deferred arrangements (other than those that may not be permissively aggregated) shall be treated as one cash or deferred arrangement.

                 (b) The aggregate amount of any Total Pre-Tax Contributions made on behalf of Participants which cannot be credited to the Pre-Tax Accounts for a Plan Year because of the limitation contained in subsection (a) of this Section (along with any income allocable to such contributions for such Plan Year, but not for the gap period following such Plan Year) shall be distributed to such Participants no later than 2 1/2 months after the end of such year on the basis of the amount of Total Pre-Tax Contributions made for each such Participant (commencing with the Highly Compensated Employee with the largest amount of Total Pre-Tax Contributions for such Plan Year and reducing his or her Total Pre-Tax Contributions to the extent necessary or to lower such amount to the amount of Total Pre-Tax Contributions of the Highly Compensated Employee with the next highest amount of Total Pre-Tax Contributions, and repeating this process as necessary). Any such excess contributions distributed to a Participant shall be distributed first from any Pre-Tax Bonus Contributions and then, to the extent necessary, from Pre-Tax Contributions. The income allocable to any such excess contributions for a Participant for a Plan Year shall be determined by multiplying the amount of income allocable to such Participant's Pre-Tax Account for such year by a fraction, the numerator of which is the amount of the excess contributions for such year and the denominator of which is the sum of the amount credited to such Participant's Pre-Tax Account as of the beginning of such year plus the amount of such Participant's Total Pre-Tax Contributions for such year.

                 (c) The preceding provisions of this Section 3.4 to the contrary notwithstanding, in lieu of distributing contributions which would otherwise be allocated to a Participant's Accounts on account of the limitations provided in the preceding provisions of this Section, the Company in its absolute discretion may direct the Employers to make qualified nonelective employer contributions to the Plan to be allocated to the Pre-Tax Accounts of Non-Highly Compensated Employees in a manner which complies with Sections 401(a)(4) and 401(k) of the Code and the regulations thereunder.

                 (d) Any provision of this Plan to the contrary notwithstanding, in addition to the above limitations of this Section, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Employees as determined pursuant to and after any reduction in such percentages required by subsection (a) of this Section and Section 3.6(a) of the Pioneer Matching Plan shall not exceed the "aggregate limit." The "aggregate limit" shall be equal to the greater of:

                          (1) the sum of: (i) 1.25 times the greater of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the lesser of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed two times the lesser of the relevant actual deferral percentage or the relevant contribution percentage; or

                          (2) the sum of: (i) 1.25 times the lesser of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the greater of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed two times the greater of the relevant actual deferral percentage or the relevant contribution percentage.

         The "relevant actual deferral percentage" means the actual deferral percentage determined for the preceding Plan Year pursuant to subsection (a) of this Section for the group of Non-Highly Compensated Employees eligible during the preceding Plan Year to have Pre-Tax Contributions or Pre-Tax Bonus Contributions made. The "relevant contribution percentage" means the contribution percentage determined for the preceding Plan Year pursuant to Section 3.6(a) of the Pioneer Matching Plan for the group of Non-Highly Compensated Employees eligible for the preceding Plan Year to receive an allocation of Matching Contributions. In the event that the aggregate limit is exceeded in any year, then the actual deferral percentage and/or contribution percentage under the Pioneer Matching Plan for Participants who are members of the group of Highly Compensated Employees shall be reduced by reducing Total Pre-Tax Contributions and/or Matching Contributions made for such Plan Year for or on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages and/or contribution percentages to the largest uniform actual deferral percentage and/or contribution percentage (proceeding in the manner prescribed in subsection (a) of this Section and Section 3.6(a) of the Pioneer Matching Plan) that permits the sum of the actual deferral percentage and contribution percentage for said group of Highly Compensated Employees to satisfy the above restrictions. The provisions of subsection (b) of this Section shall apply with respect to any Total Pre-Tax Contributions which cannot be credited to Pre-Tax Accounts because of the limitation contained in this subsection (d).

         Section 3.5 Application of Forfeitures. As soon as practicable after the valuation of all Accounts at the end of each Plan Year, all amounts forfeited during that Plan Year shall first be applied to restore any forfeited Employer Account required to be restored pursuant to Sections 6.5 and 6.8, and any forfeitures in excess of the amount needed to restore any such Account may be applied to pay administrative expenses in accordance with Section 7.4. Any remaining forfeitures for such Plan Year, if any, shall be allocated as a qualified nonelective contribution if the Company determines in its discretion that such a contribution shall be made to the Plan for such year in accordance with Section 3.4(c).

         Section 3.6 Rollover Contributions. With the consent of the Committee, any Covered Employee (regardless of whether he or she is a Participant) may contribute Rollover Property in the form of cash to the Plan. Each contribution of Rollover Property shall be credited to a separate Rollover Account to be established and maintained for the benefit of the contributing Employee. An Employee who is not a Participant, but for whom a Rollover Account is being maintained, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions of Rollover Property) shall be made for or on behalf of such Employee until he or she meets the eligibility and participation requirements of Article II.


                                  ARTICLE IV.

                           TRUST FUND AND VALUATIONS

         Section 4.1 Trust and Trustee. All of the contributions paid to the Trustee pursuant to this Plan and the Superseded Plan, together with the income therefrom and the increments thereof, shall be held in trust by the Trustee under the terms and provisions of the separate trust agreement between the Trustee and the Company, a copy of which is attached hereto and incorporated herein by this reference for all purposes, establishing a trust fund known as the PIONEER NATURAL RESOURCES USA, INC. 401(k) TRUST for the exclusive benefit of the Participants and their beneficiaries.

         Section 4.2 Trust Investment Options. All amounts credited to a Participant's Accounts may be invested in Company Stock and/or one or more of the Investment Funds at the direction of such Participant in accordance with the provisions of this Section. The assets of the Trust (other than Company Stock) shall be divided into such number and kind of separate and distinct Investment Funds as the Committee in its absolute discretion shall authorize from time to time. The assets of the Trust allocated to a particular Investment Fund shall be invested by the Trustee and/or one or more investment managers duly appointed in accordance with the provisions of the trust agreement establishing the Trust, as the case may be, in such type of property acceptable to the Trustee as the Trustee is directed to acquire and hold for such Investment Fund. Upon becoming a Participant in the Plan, each Participant shall direct, in the manner prescribed by the Committee in its absolute discretion, that all amounts credited to his or her Accounts under the Plan shall be invested, in percentage multiples authorized by the Committee, in one or more of the Investment Funds. Subject to such conditions and limitations as the Committee in its absolute discretion may prescribe from time to time for application to all Participants on a uniform basis, a Participant may change his or her investment direction with respect to future contributions or redirect the investment of the amounts credited to his or her Accounts provided that notice of such change is delivered to or in the manner directed by the Committee within such reasonable period of time prior to the effective date thereof as the Committee may require.

         Section 4.3 Valuation and Adjustment of Accounts. As of each Valuation Date, the Trustee shall determine the fair market value of all assets of the Trust with the value of the assets of each Investment Fund being separately determined. On the basis of such valuations and in accordance with such procedures as may be specified from time to time by the Committee, the portion of each Account invested in a particular Investment Fund shall be adjusted by the Committee to reflect its proportionate share of the income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions attributable to that particular Investment Fund for the valuation period then ended. All cash dividends, stock dividends, stock splits and other amounts received by the Trustee with respect to Company Stock held for an Account (including the forfeiture account established pursuant to Section 3.5) shall be credited to such Account. The amount of any distribution, withdrawal or forfeiture shall be determined on the basis of the most recent valuation preceding the date of distribution, withdrawal or forfeiture, as the case may be.


                                   ARTICLE V.

                                    VESTING

         Section 5.1 Fully Vested Accounts. The amounts credited to a Participant's Pre-Tax Account, Prior Plan Pre-Tax Account, Rollover Account, Prior Plan Employer Account and Mesa Employer Account shall be fully vested at all times.

         Section 5.2  Vesting of Employer Account.

                 (a) The amounts credited to the Employer Account of a Participant shall become fully vested upon the occurrence of any of the following events while the Participant is in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company:
         (i) the completion of an Hour of Service by the Participant on or after the date he or she attains age 60, (ii) the Participant's death, or (iii) the Participant's Permanent Disability. Unless sooner vested pursuant to the preceding sentence, and except as provided in subsection (b) of this Section, the amounts credited to a Participant's Employer Account shall vest in accordance with the following schedule:

                    Period of Service
                 Completed by Participant                 Percentage Vested
                 ------------------------                 -----------------
                    Less than 1 year                           None
                    1 year                                      25%
                    2 years                                     50%
                    3 years                                     75%
                    4 or more years                            100%

                 (b)      If a Participant makes an in-service withdrawal under
         Section 6.6 from his or her Employer Account at a time when the Participant is not fully vested, the Participant's vested amount in such account on any date thereafter shall be an amount

         X determined by the following formula: X = P(AB + D) - D. For purposes of this formula, P is the Participant's vested percentage under the Plan's vesting schedule on the relevant date, AB is the account balance on the relevant date and D is the amount of the Participant's in-service withdrawal.


                                  ARTICLE VI.

                   VALUATIONS, DISTRIBUTIONS AND WITHDRAWALS

         Section 6.1 Time and Form of Distribution. Distribution to a Participant or beneficiary under this Article shall be made or commence being made no later than 60 days after the close of the Plan Year in which the latest of the following occurs: (i) the Participant's Normal Retirement Date, (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant's separation from the employment of an Employer for any reason other than his or her transfer to the employment of another Employer or Affiliated Company. In addition and any provision of this Plan to the contrary notwithstanding, in the case of a Participant who is a five-percent owner (as defined in Section 416(i) of the Code) or at the election of any other Participant who attains age 70 1/2 prior to January 1, 1999, distribution to such Participant under the Plan shall be made or commence being made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Distributions that commence being made pursuant to the preceding sentence to a Participant who has not separated from the employment of an Employer or Affiliated Company shall be equal to the minimum amounts required to be distributed pursuant to Section 401(a)(9) of the Code and the regulations thereunder, without recalculation of life expectancy, with any amount remaining upon the termination of the Participant's employment or death be paid in accordance with Section 6.2 or Section 6.3, whichever is applicable, but with any payments adjusted or accelerated as necessary to satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. Subject to the provisions of this Article requiring that distributions and withdrawals be made in the form of an annuity contract, distributions and withdrawals shall be made in cash, except that amounts credited to an Account that are invested in Company Stock may, at the election of the Participant, be distributed in the form of Company Stock with cash in lieu of fractional shares. Any provision of this Plan to the contrary notwithstanding, (A) all distributions from the Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, and (B) all optional forms of benefit under the Plan, the Superseded Plan and the Mesa Profit-Sharing Plan that are protected benefits under Section 411(d)(6) of the Code shall continue to be optional forms of benefit for Participants to whom such optional forms of benefit apply notwithstanding any subsequent amendment purporting to revise or delete any such optional form of benefit.

         Section 6.2  Distribution of Retirement and Disability Benefits.

                 (a) Upon the Retirement or Permanent Disability of a Participant, the Vested Interest of such Participant shall be distributed to such Participant by the

         Trustee at the direction of the Committee in a single distribution; provided, however, that if such Participant's Vested Interest exceeds $3,500 ($5,000 commencing January 1, 1998), he or she may elect to receive his or her Vested Interest in monthly, quarterly or annual installment distributions over a period of two or more years with the first such installment to be payable within 90 days after the end of the Plan Year in which the Participant's employment terminates. Such installment payments may be made over a period of years not to exceed one or a combination of the following periods: (i) the life of the Participant, (ii) the lives of the Participant and his or her designated beneficiary, (iii) a period certain not extending beyond the life expectancy of the Participant, and (iv) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and his or her designated beneficiary. Any provision of
         Section 6.3 to the contrary notwithstanding, if a Participant who elected installment payments dies prior to the distribution of the entire amount of his or her Vested Interest, the remaining portion thereof shall be distributed to his or her beneficiary or beneficiaries, as determined in accordance with Section 6.3(a), in a single distribution within 90 days after the end of the Plan Year during which the Participant died. Notwithstanding the foregoing provisions of this Section 6.2, no distribution shall be made upon the Permanent Disability of a Participant prior to his or her Normal Retirement Date unless (i) such Participant elects to receive such distribution, or (ii) such Participant's Vested Interest does not exceed $3,500 ($5,000 commencing January 1, 1998).

                 (b) Any provision of subsection (a) of this Section to the contrary notwithstanding, except as otherwise provided in this subsection (b), upon the Retirement or Permanent Disability of a Participant whose Vested Interest exceeds $3,500 ($5,000 commencing January 1, 1998), such Participant's Prior Plan Employer Account and Prior Plan Pre-Tax Account shall be distributed to him or her by the Trustee at the direction of the Committee in the form of a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable. At least 30 days but not more than 90 days prior to the date such annuity contract is to commence in payment, the Committee shall provide such Participant with a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity, (ii) his or her right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of his or her spouse with respect to the receipt and waiver of the Qualified Joint and Survivor Annuity, and (iv) the right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity. After receiving such notice, the Participant may elect at any time during the 90-day period ending on the date the annuity contract is to commence in payment to waive the Qualified Joint and Survivor Annuity form of benefit and also may revoke any such election during such period. Any such election to waive a Qualified Joint and Survivor Annuity form of benefit by a married Participant will be effective only if the spouse of such Participant consents in writing within the 90-day period preceding such date to both the election and the optional form of benefit selected by the Participant and such consent is witnessed by a member of the Committee or a notary public. Any amount payable from the Prior Plan Employer Account or Prior Plan Pre-Tax Account upon the Retirement or Permanent Disability of a Participant who has elected to waive the Qualified Joint and Survivor Annuity form of benefit as provided above shall be distributed to such Participant by the Trustee at the direction of the Committee in accordance with subsection (a) of this Section.

         Section 6.3  Distribution of Death Benefit.

                 (a) Except as otherwise provided in this Section, upon the death of a Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee to such Participant's beneficiary or beneficiaries determined in accordance with this subsection (a). Any amount payable under the Plan upon the death of a married Participant shall be distributed to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse which is witnessed by a member of the Committee or a notary public. Any amount payable under the Plan upon the death of a Participant who is not married or who is married but has designated, as provided above, a beneficiary other than his or her spouse, shall be distributed to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by the Committee and, when filed with the Committee, shall become effective and remain in effect until changed by the Participant by the filing of a new beneficiary designation form with the Committee. If an unmarried Participant fails to so designate a beneficiary, or in the event all of a Participant's designated beneficiaries are individuals who predecease such Participant, then the Committee shall direct the Trustee to distribute the amount payable under the Plan to such Participant's surviving spouse, if any, but if none, to such Participant's estate. All distributions under this subsection (a) shall be made in a single distribution as soon as practicable following a Participant's death; provided, however, a Participant may elect (or if the Participant does not elect, his or her designated beneficiary may elect) that distribution be made in monthly, quarterly or annual installments over a period of two or more years with the first such installment to be payable within 90 days after the end of the Plan Year in which the Participant died. Installment payments may be made only to an individual over a period of years not to exceed one or a combination of the following periods: (i) the life of the Participant's designated beneficiary, or (ii) a period certain not extending beyond the life expectancy of the Participant's designated beneficiary.

                 (b) Any provision of subsection (a) of this Section to the contrary notwithstanding, except as otherwise provided in this subsection (b), upon the death of a married Participant whose Vested Interest exceeds $3,500 ($5,000 commencing January 1, 1998), such Participant's Prior Plan Employer Account and Prior Plan Pre-Tax Account shall be distributed to his or her surviving spouse in the form of a Qualified Preretirement Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment on the date that would have been such Participant's Normal Retirement Date if he or she were still living. The

         Committee shall provide each such married Participant with a written explanation of the Qualified Preretirement Survivor Annuity provided above, including the Participant's right to waive the distribution of such Qualified Preretirement Survivor Annuity with the consent of his or her spouse and to revoke any such waiver, within whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains the age of 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains the age of 35, (ii) the one-year period after the individual becomes a Participant, or (iii) the one-year period after separation from employment in the case of a Participant who separates before attaining age 35. Each married Participant may elect at any time prior to such Participant's death to waive the Qualified Preretirement Survivor Annuity form of benefit provided above so that his or her entire benefit may be paid to his or her designated beneficiary. No election to waive the Qualified Preretirement Survivor Annuity will be effective upon the Participant's death unless such election designates a beneficiary that cannot be changed without spousal consent, the Participant's surviving spouse consents in writing to such election and such consent is witnessed by a member of the Committee or a notary public. A married Participant may revoke any such election to waive the Qualified Preretirement Survivor Annuity at any time prior to his or her death. The amount payable under the Plan upon the death of a married Participant who has elected, as provided above, to waive the Qualified Preretirement Survivor Annuity shall be distributed in accordance with subsection (a) of this Section. The surviving spouse of any deceased Participant may elect in writing after the Participant's death to receive the entire benefit otherwise payable to such surviving spouse in accordance with this subsection (a) of this Section.

         Section 6.4  Distribution of Separation from Employment Benefit.

                 (a) If a Participant separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, the Accounts of such Participant shall be retained in trust and shall continue to be credited with applicable earnings as provided in Section 4.3, and the Vested Interest of such Participant shall be distributed to him or her by the Trustee at the direction of the Committee in accordance with
         Section 6.2(a) as soon as practicable after his or her Normal Retirement Date (or, if the Participant dies prior to such date, the Vested Interest of such Participant shall be distributed upon his or her death in accordance with Section 6.3); provided, however, that (i) each such Participant shall have the right to elect on a form prescribed by the Committee to receive an early distribution of his or her Vested Interest as soon as practicable and (ii) the Committee shall require an early distribution of any such Participant's Vested Interest which does not exceed $3,500 ($5,000 commencing January 1, 1998) in the form of a single distribution. The Vested Interest of a Participant who elects to receive an early distribution shall be distributed to him or her in the same manner as provided in Section 6.2(a) for a distribution upon Retirement or Permanent Disability.

         Any provision of this Plan to the contrary notwithstanding, for purposes of this Article a Participant shall not be treated as having separated from the employment of an Employer or Affiliated Company prior to such time that a distribution can be made to such Participant in accordance with Section 401(k) of the Code and the regulations thereunder.

                 (b) Any provision of subsection (a) of this Section to the contrary notwithstanding, except as otherwise provided in this subsection (b), if a Participant's whose Vested Interest exceeds $3,500 ($5,000 commencing January 1, 1998) separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, such Participant's Prior Plan Employer Account and Prior Plan Pre-Tax Account shall be distributed to such Participant by the Trustee at the direction of the Committee upon such Participant's Normal Retirement Date by payment of the entire amount in the form of a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable thereafter (or, if the Participant dies prior to his or her Normal Retirement Date, the Vested Interest of such Participant under the Plan shall be distributed upon his or her death in accordance with
         Section 6.3); provided, however, that each such Participant shall have the right to elect on a form prescribed by the Committee to receive an early distribution of the amount credited to his or her Prior Plan Employer Account and Prior Plan Pre-Tax Account as soon as practicable after such election. If a Participant elects under this subsection
         (b) to receive an early distribution of the amount credited to his or her Prior Plan Employer Account and Prior Plan Pre-Tax Account, such distribution shall be made in the form of (i) a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable following such election, or (ii) upon satisfaction of the notice and waiver requirements of Section 6.2(b), in accordance with subsection
         (a) of this Section.

         Section 6.5  Forfeitures.

                 (a) Unless sooner forfeited as provided below, any unvested portion of the Employer Account of a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company shall be forfeited upon the earlier of the date of such Participant's death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date.

                 (b) If a Participant receives a complete distribution of his or her Vested Interest under Section 6.4 by the close of the second Plan Year following the Plan Year in which his or her separation from employment occurs, any portion of such

         Participant's Employer Account which is not vested at the time of such distribution shall be forfeited at such time. If a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, is not entitled to receive any distribution from the Plan due to the fact that such Participant has no Vested Interest, such Participant shall be deemed to have received a distribution from the Plan of his or her entire Vested Interest under the Plan and any amount credited to such Participant's Employer Account shall be forfeited at the time of such separation from employment. If a Participant any portion of whose Employer Account is forfeited pursuant to this subsection (b) is reemployed as a Covered Employee prior to incurring five consecutive One Year Breaks in Service, the amount so forfeited shall be restored to such individual's Employer Account, whichever is applicable, out of current-year forfeitures or, if such forfeitures are insufficient, by an additional Employer contribution; provided, however, that no amount shall be restored to the Employer Account of an individual who previously received a distribution of the vested portion of his or her Employer Account unless he or she repays to the Plan, while a Covered Employee and within five years of the date of such reemployment, the full amount previously distributed from such Account for crediting to his or her Employer Account.

                 (c) If a Participant who has not yet incurred five consecutive One Year Breaks in Service receives a distribution under
         Section 6.4 after the end of the second Plan Year following the year in which his or her separation from employment occurred, any portion of such Participant's Employer Account which is not vested at the time of such distribution shall be retained in such Account and shall be forfeited upon the earlier of the date of such Participant's death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date. If a Participant receives a distribution from the Plan after the end of the second Plan Year following the year in which his or her separation from employment occurred and is reemployed by an Employer or Affiliated Company prior to incurring five consecutive One Years Breaks in Service, then the unvested balance in his or her Employer Account shall be transferred to a segregated account for such Participant and the amount that the Participant is entitled to receive from such segregated account as of any later date shall be an amount equal to X, which amount shall be determined in accordance with the following formula: X = P(AB + D) - D, where P is the Participant's vested percentage at such later date, AB is the amount in his or her segregated account at such later date, and D is the amount distributed to the Participant in connection with his or her earlier separation from employment.

         Section 6.6  In-Service Withdrawals.

                 (a)      A Participant in the employ of an Employer may make --

                 (i) a withdrawal of all or a portion (in multiples of 10% or in whole dollar amounts) of the total amount credited to his or her Rollover Account;

                (ii) if the Participant has attained the age of 59 1/2, a withdrawal of all or a portion (in multiples of 10% or in whole dollar amounts) of the total vested amount credited to his or her Accounts; or

               (iii) a hardship withdrawal of such amount as the Committee shall determine to be necessary to satisfy an immediate and heavy financial need of such Participant from his or her Pre-Tax Account and Prior Plan Pre-Tax Account, other than earnings credited to either such Account under this Plan or the Superseded Plan for any period of time after December 31, 1988;

         provided, however, that (i) no withdrawal may be made unless written notice of such withdrawal is delivered to the Committee by the withdrawing Participant within such period of time prior to the effective date thereof as the Committee may prescribe in its discretion, (ii) no withdrawal may be made by a Participant to whom a loan from the Trust is then outstanding unless the Committee is satisfied that such loan will remain nontaxable and fully secured by the withdrawing Participant's Vested Interest following such withdrawal, and (iii) withdrawals from the Prior Plan Pre-Tax Account may be made only pursuant to the notice and consent requirements of
         Section 6.2(b). The Committee shall direct the Trustee to distribute any withdrawn amount to such Participant as soon as practicable following the effective date of the withdrawal. Any withdrawal from an Account pursuant to this Section shall be taken proportionally from each Investment Fund in which such Account is invested. The Committee may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times that a Participant may make withdrawals during a Plan Year and the minimum amount that a Participant may withdraw on any single occasion.

                 (b) A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Committee determines that such withdrawal is on account of
         (i) expenses for medical care described in Section 213(d) of the Code previously incurred by such Participant or his or her spouse or dependents (as defined in Section 152 of the Code) or necessary for such individuals to obtain such care, (ii) costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments), (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (as so defined), or (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence.

                 (c) A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers.

                 (d) Any provision of this Plan to the contrary notwithstanding, if a Participant makes a hardship withdrawal, (i) no Pre-Tax Contributions or Pre-Tax Bonus Contributions shall be made on behalf of such Participant for 12 months after receipt of such withdrawal, and (ii) the Total Pre-Tax Contributions made on behalf of such Participant for the calendar year immediately following the calendar year of such withdrawal shall not exceed the amount by which the adjusted $7,000 limit described in Section 3.1(e) for such next calendar year exceeds the amount of the Total Pre-Tax Contributions made on behalf of such Participant for the calendar year of such withdrawal.

         Section 6.7 Distributions to Minors and Persons Under Legal Disability. If any distribution under the Plan becomes payable to a minor or other person under a legal disability, such distribution may be made to the duly appointed guardian or other legal representative of the estate of such minor or person under legal disability.

         Section 6.8 Benefits Payable to Missing Participant or Beneficiary. If the Committee cannot locate a Participant or beneficiary entitled to a distribution under this Plan within a period of three years after such Participant or beneficiary becomes entitled to the distribution, the amounts credited to the Accounts of such Participant or beneficiary shall be forfeited; provided, however, that if a claim for any such forfeited amounts is subsequently made by any person entitled to the distribution, such forfeited amounts shall be restored (without adjustment for earnings or appreciation) out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution.

         Section 6.9  Plan Loans.

                 (a) Subject to such conditions and limitations as the Committee may from time to time prescribe for application to all Participants and beneficiaries on a uniform basis, at the request of a Participant or beneficiary of a deceased Participant who is a party in interest (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) with respect to the Plan (hereinafter called the "Borrower"), the Committee shall direct the Trustee to loan to such Borrower from his or her Pre-Tax Account and/or Prior Plan Pre-Tax Account an amount of money which, when added to the total outstanding balance of all other loans to such Borrower from the Plan or from a qualified employer plan (within the meaning of Section 72(p) of the Code) maintained by an Employer or Affiliated Company, does not exceed the lesser of (i) $50,000 (reduced, however, by the excess, if any, of the highest total outstanding balance of all such other loans during the one-year period ending on the day before the date such loan is made, over the outstanding balance of all such other loans on the date such loan is made), or (ii) one-half of such Participant's vested interest under the Plan (or, in the case of a loan to a beneficiary, one-half of such beneficiary's Accounts).

                 (b) Any such loan made to a Borrower shall be evidenced by a promissory note payable to the Trustee, shall bear a reasonable rate of interest, shall be secured by one-half of the Participant's vested interest under the Plan (or, in the case of a loan to a beneficiary, by one-half of such beneficiary's Accounts), shall be repayable in substantially equal payments no less frequently than quarterly and shall be repayable within five years or, in the case of a loan that is to be used to acquire any dwelling unit which within a reasonable period of time is to be used as the principal residence of the Participant, within such period greater than five years as shall be determined by the Committee in its absolute discretion.

                 (c) Any provision of this Plan to the contrary notwithstanding, (i) the promissory note evidencing any such loan shall be held by the Trustee as a segregated investment allocated to and made solely for the benefit of the Account of the Borrower from which such loan was made, and (ii) no loan shall be made to a married Participant from a Prior Plan Pre-Tax Account unless the spouse of such Participant consents in writing thereto within the 90-day period preceding the date such loan is made and such consent is witnessed by a member of the Committee or a notary public.

         Section 6.10 Qualified Domestic Relations Orders. Any provision of this Plan to the contrary notwithstanding:

                 (a) The Committee shall establish and maintain for each alternate payee named with respect to a Participant under a domestic relations order which is determined by the Committee to be a qualified domestic relations order (as defined in Section 414(p) of the Code) such separate Accounts as the Committee may deem to be necessary or appropriate to reflect such alternate payee's interest in the Accounts of such Participant. Such alternate payee's Accounts shall be credited with the alternate payee's interest in the Participant's Accounts as determined under such qualified domestic relations order. The alternate payee may change investment direction with respect to his or her Account balances in accordance with Section 4.2 in the same manner as the Participant.

                 (b) Except to the extent otherwise provided in the qualified domestic relations order naming an alternate payee with respect to a Participant, (i) the alternate payee may designate a beneficiary on a form prescribed by and filed with the Committee, (ii) if no such beneficiary is validly designated or if the designated beneficiary is a person who predeceases the alternate payee, the beneficiary of the alternate payee shall be the alternate payee's estate, and (iii) the beneficiary of the alternate payee shall be accorded under the Plan all of the rights and privileges of the beneficiary of a Participant.

                 (c) An alternate payee named with respect to a Participant shall be entitled to receive a distribution from the Plan in accordance with the qualified domestic relations order naming such alternate payee. Such distribution may be made only in a form provided under the Plan and shall include only such amounts as are vested. If a qualified domestic relations order so provides, a lump sum distribution of the total vested amount credited to the alternate payee's Accounts may be made to the alternate payee at any time prior to the date the Participant named in such qualified domestic relations order attains his or her earliest retirement age (as defined in Section 414(p)(4)(B) of the Code). To the extent provided by a qualified domestic relations order, the alternate payee named with respect to a Participant may make withdrawals (other than hardship withdrawals) from his or her Accounts in accordance with Article VI in the same manner as the Participant with respect to whom such alternate payee was named under said qualified domestic relations order.

                 (d) If a portion of any unvested amount credited to the Employer Account of a Participant named in the qualified domestic relations order is credited to the Employer Account of the alternate payee named in such qualified domestic relations order, the portion credited to such Account of the alternate payee shall vest and/or be forfeited at the same time and in the same manner as such Account of the Participant.

         Section 6.11 Transfer of Eligible Rollover Distribution. If a Participant is entitled to receive an eligible rollover distribution (as defined in Section 402(c) of the Code and the regulations thereunder) from the Plan, such Participant may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to any of the following specified by such Participant: an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a defined contribution plan qualified under Section 401(a) of the Code the terms of which permit rollover contributions or an annuity plan described in Section 403(a) of the Code. If the surviving spouse of a deceased Participant is entitled to receive an eligible rollover distribution from the Plan, such surviving spouse may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) specified by such surviving spouse. If an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) is the spouse or former spouse of the Participant specified in the qualified domestic relations order, this Section shall apply to such alternate payee as if the alternate payee were a Participant. A distributee of an eligible rollover distribution who is entitled to make an election under this Section may specify that some portion less than the entire amount of such distribution be transferred in accordance with this Section.

                                  ARTICLE VII.

                              PLAN ADMINISTRATION

         Section 7.1 401(k) Plan Committee. The plan administrator of the Plan shall be a 401(k) Plan Committee composed of at least three individuals appointed by the Board of Directors of the Company. Each member of the Committee so appointed shall serve in such office until his or her death, resignation or removal by the Board of Directors of the Company. The Board of Directors of the Company may remove any member of the Committee at any time by giving written notice thereof to the members of the Committee. Vacancies shall likewise be filled from time to time by the Board of Directors of the Company. The members of the Committee shall receive no remuneration from the Plan for their services as Committee members.

         Section 7.2 Powers, Duties and Liabilities of the Committee. The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation authority to determine eligibility for benefits under the Plan, and shall perform all of the duties and exercise all of the powers and discretion granted to it under the terms of the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so authorized to act. Every interpretation, choice, determination or other exercise by the Committee of any discretion given either expressly or by implication to it shall be conclusive and binding upon all parties directly or indirectly affected, without restriction, however, on the right of the Committee to reconsider and redetermine such actions. In performing any duty or exercising any power herein conferred, the Committee shall in no event perform such duty or exercise such power in any manner which discriminates in favor of Highly Compensated Employees. The Employers shall indemnify and hold harmless each member of the Committee against any claim, cost, expense (including attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Employers) arising out of any act or omission to act as a member of the Committee appointed under this Plan, except in the case of willful misconduct.

         Section 7.3 Rules, Records and Reports. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof, and shall keep adequate records of the Committee's proceedings and acts and of the status of the Participants' Accounts. The Committee may employ such agents, accountants and legal counsel (who may be agents, accountants or legal counsel for an Employer) as may be appropriate for the administration of the Plan. The Committee shall at least annually provide each Participant with a report reflecting the status of his or her Accounts in the Trust and shall cause such other information, documents or reports to be prepared, provided and/or filed as may be necessary to comply with the provisions of the Employee Retirement Income Security Act of 1974 or any other law.

         Section 7.4 Administration Expenses and Taxes. Unless otherwise paid by the Employers in their discretion, the Committee shall direct the Trustee to pay all reasonable and necessary expenses (including the fees of agents, accountants and legal counsel) incurred by the Committee in connection with the administration of the Plan. Should any tax of any character (including transfer taxes) be levied upon the Trust assets or the income therefrom, such tax shall be paid from and charged against the assets of the Trust.


                                 ARTICLE VIII.

                           AMENDMENT AND TERMINATION

         Section 8.1 Amendment. The Board of Directors of the Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers. Any such amendment made by the Board of Directors of the Company shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose.
With the consent of the Board of Directors of the Company and subject to such procedure as it may prescribe, the Board of Directors of each Employer shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, with respect to the Plan's application to the Participants of the particular amending Employer and the assets held in the Trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants. However, in no event shall any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their beneficiaries, nor shall any amendment or new trust reduce a Participant's Vested Interest under the Plan.

         Section 8.2 Termination. The Board of Directors of the Company shall have the right and power at any time to terminate this Plan on behalf of all Employers, or to terminate this Plan as it applies to the Participants who are or were employees of any particular Employer, by giving written notice of such termination to the Committee and Trustee. Any provision of this Plan to the contrary notwithstanding, upon the termination or partial termination of the Plan as to any Employer, or in the event any Employer should completely discontinue making contributions to the Plan without formally terminating it, all amounts credited to the Accounts of the affected Participants of that particular Employer shall be fully vested.

                                  ARTICLE IX.

                              TOP-HEAVY PROVISIONS

         Section 9.1 Top-Heavy Definitions. Unless the context clearly indicates otherwise, when used in this Article:

                 (a) "Top-Heavy Plan" means this Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Participants and former Participants under the Plan. The aggregate of the Accounts of any Participant or former Participant shall include any distributions (other than related rollovers or transfers from the Plan within the meaning of regulations under Section 416(g) of the
         Code) made from such individual's Accounts during the Plan Year or any of the four preceding Plan Years, but shall not include any unrelated rollovers or transfers (within the meaning of regulations under Section 416(g) of the Code) made to such individual's Accounts after December 31, 1983. The Accounts of any Participant or former Participant who (i) is not a Key Employee for the Plan Year in question but who was a Key Employee in a prior Plan Year, or (ii) has not completed an Hour of Service during the five-year period ending on the Determination Date, shall not be taken into account. The determination of whether the Plan is a Top-Heavy Plan shall be made after aggregating all other plans of an Employer and any Affiliated Company qualifying under Section 401(a) of the Code in which a Key Employee is a participant or which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and after aggregating any other plan of an Employer or Affiliated Company, which is not already aggregated, if such aggregation group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code and if such permissive aggregation thereby eliminates the top-heavy status of any plan within such permissive aggregation group. The determination of whether this Plan is a Top-Heavy Plan shall be made in accordance with Section 416(g) of the Code.

                 (b) "Determination Date" means, for purposes of determining whether the Plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year.

                 (c) "Key Employee" means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who at any time during the Plan Year or any of the four preceding Plan Years is:

                          (1)     an officer of the Employer who has
                 Compensation for any such Plan Year greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year;

                          (2) one of the 10 Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in excess of 0.5% in an Employer or Affiliated Company and having Compensation for such Plan Year of more than the limitation in effect under Section 415(c)(1)(A) of the Code;

                          (3) a person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the total combined voting power of all stock of an Employer; or

                          (4) a person who has Compensation for such Plan Year from an Employer of more than $150,000 and who would be described in paragraph (3) hereof if 1% were substituted for 5% in each place it appears in such paragraph.

         For the purposes of applying Section 318 of the Code to this subsection (c), subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting 5% for 50%. The rules of subsections
         (b), (c) and (m) of Section 414 of the Code shall not apply for purposes of determining ownership in an Employer under this subsection
         (c).

                 (d) "Non-Key Employee" means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who is not a Key Employee.

         Section 9.2 Minimum Contribution Requirement. Any provision of this Plan to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year commencing after December 31, 1996, then the Employers will contribute to the Employer Account of each Non-Key Employee who is both eligible to participate and in the employ of an Employer on the last day of such Plan Year, an amount which, when added to the total amount of contributions (excluding Total Pre-Tax Contributions) and forfeitures otherwise allocable under the Plan for such Non-Key Employee for such year, shall equal the lesser of (i) 3% of such Non-Key Employee's Limitation Compensation (Compensation for any Plan Year commencing after December 31, 1997) for such year or (ii) the amount of contributions (including Total Pre-Tax Contributions) and forfeitures (expressed as a percentage of Limitation Compensation (Compensation for any Plan Year commencing after December 31, 1997)) allocable under the Plan for or on behalf of the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans maintained by the Employer in which a Key Employee is a participant (as well as any other plan of an Employer which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the
Code); provided, however, that no minimum contribution shall be made for a Non-Key Employee under this Section for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year for the Non-Key Employee in accordance with
Section 416(c) of the Code. A Non-Key Employee who is not a Participant, but for whom a contribution is made pursuant to this Section, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions pursuant to this Section) shall be made for or on behalf of such Non-Key Employee until he or she meets the eligibility and participation requirements of Article II.

         Section 9.3 Minimum Vesting Schedule. Any provision of this Plan to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year, then effective as of the first day of such Plan Year with respect to Participants who complete an Hour of Service on or after such day, the vesting schedule provided in Section 5.2 shall be applied to that portion of such Participants' Employer Account which is attributable to any amounts credited to his or her Employer Nonelective Contribution Account under the Superseded Plan as in effect on September 30, 1997, as if to read as follows:

             Period of Service
         Completed by Participant                       Percentage Vested
         ------------------------                       -----------------
            Less than 3 years                                 None
            3 or more years                                   100%


                                   ARTICLE X.

                        MISCELLANEOUS GENERAL PROVISIONS

         Section 10.1 Spendthrift Provision. No right or interest of any Participant or beneficiary under the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of such Participant or beneficiary; provided, however, that nothing herein shall prevent the payment of amounts from a Participant's Accounts under the Plan in accordance with the terms of a court order which the Committee has determined to be a qualified domestic relations order (as defined in Section 414(p) of the Code).

         Section 10.2 Claims Procedure. If any person (hereinafter called the "Claimant") feels that he or she is being denied a benefit to which he or she is entitled under the Plan, such Claimant may file a written claim for said benefit with any member of the Committee. Within 60 days of the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of the Plan, and advise the Claimant that he or she may, within 60 days of the receipt of such notice, in writing request to appear before the Committee for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within 60 days following the hearing thereon and the Committee shall in writing notify the Claimant of its final decision, again specifying the reasons therefor and the pertinent provisions of the Plan upon which such decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

         Section 10.3 Maximum Contribution Limitation. Any provision of this Plan to the contrary notwithstanding, the sum of (i) the Employer contributions, (ii) the forfeitures, and (iii) the Participant contributions (excluding rollover contributions and employee contributions to a simplified employee pension allowable as a deduction, each within the meaning specified in
Section 415(c)(2) of the Code), allocated to a Participant with respect to a Plan Year shall in no event exceed the lesser of $30,000 (as adjusted pursuant to Section 415(d) of the Code to take into account any cost-of-living increase) or 25% of such Participant's Limitation Compensation (Compensation for any Plan Year commencing after December 31, 1997) for that year. For the purposes of applying the limitation imposed by this Section, each Employer and its Affiliated Companies shall be considered a single employer, and all defined contribution plans (meaning plans providing for individual accounts and for benefits based solely upon the amounts contributed to such accounts and any forfeitures, income, expenses, gains and losses allocated to such accounts) described in Section 415(k) of the Code, whether or not terminated, maintained by an Employer or its Affiliated Companies shall be considered a single plan. If the total amount allocable to a Participant's Accounts for a particular Plan Year would, but for this sentence, exceed the foregoing limitation, such Participant's Total Pre-Tax Contributions shall be distributed to such Participant first from any Pre-Tax Bonus Contributions and then, to the extent necessary, from Pre-Tax Contributions. Any Total Pre-Tax Contributions distributed to a Participant pursuant to this Section shall not be taken into account in determining such Participant's actual deferral percentage for purposes of Section 3.4.

         Section 10.4 Employment Noncontractual. The establishment of this Plan shall not enlarge or otherwise affect the terms of any Employee's employment with an Employer and an Employer may terminate the employment of any Employee as freely and with the same effect as if this Plan had not been adopted.

         Section 10.5 Limitations on Responsibility. The Employers do not guarantee or indemnify the Trust against any loss or depreciation of its assets which may occur, nor guarantee the payment of any amount which may become payable to a Participant or his or her beneficiaries pursuant to the provisions of this Plan. All payments to Participants and their beneficiaries shall be made by the Trustee at the direction of the Committee solely from the assets of the Trust and the Employers shall have no legal obligation, responsibility or liability for any such payments.

         Section 10.6 Merger or Consolidation. In no event shall this Plan be merged or consolidated into or with any other plan, nor shall any of its assets or liabilities be transferred to any other plan, unless each Participant would be entitled to receive a benefit if the plan in which he or she then participates terminated immediately following such merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation or transfer.

         Section 10.7 Applicable Law. This Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except where superseded by federal law.

         IN WITNESS WHEREOF, this Plan has been restated by Pioneer Natural Resources USA, Inc. this 30th day of September, 1997, to be effective as of October 1, 1997.

                                        PIONEER NATURAL RESOURCES USA, INC.



                                        By   /s/ Larry N. Paulsen
                                          ---------------------------------
                                          Title:  Vice President

        V A N G U A R D   F I D U C I A R Y   T R U S T   C O M P A N Y

                         T R U S T   A G R E E M E N T



         THIS AGREEMENT OF TRUST (the "Agreement") effective the 1st day of October, 1997, by and between PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation (the "Company "), and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code (the "Trustee"),

                                   WITNESSETH


        WHEREAS, the Company has adopted and maintains a qualified profit sharing plan and trust for the exclusive benefit of its employees known as the PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN (the "Plan"); and

        WHEREAS, the 401(k) Plan Committee (the "Plan Administrator") is the fiduciary named in the Plan as having the authority to control and manage the operation and administration of the Plan; and

        WHEREAS, the Company and the Trustee desire to amend and restate the Plan's related trust to update its language and make certain other changes;


        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby amend and restate the Plan's related trust as the Pioneer Natural Resources USA, Inc. 401(k) Trust to read as follows:



                                    Pg. 1

                                   ARTICLE I

                            CONTINUANCE OF THE TRUST

        Section 1.1. The Company and the Trustee hereby agree to the continuance of a trust consisting of such sums as shall from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the "Fund". The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Company or any Participant is in accordance with the terms of the Plan nor shall the Trustee be responsible for the collection of any contributions required under the Plan.

        Section 1.2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Company.

        Section 1.3. The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.


                                   ARTICLE II

                             INVESTMENT OF THE FUND

        Section 2.1. The Plan Administrator shall have the exclusive authority and discretion to select the investment funds ("Investment Funds") available for investment under the Plan. The Plan Administrator shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.





                                     Pg. 2

        Section 2.2. Each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Investment Funds. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.

        Section 2.3. Subject to the provisions of Sections 2.1 and 2.2, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

        (a) to invest and reinvest all or a part of the Fund in accordance with Participants' investment directions in any available Investment Fund selected by the Plan Administrator without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meets the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement and the Plan;

        (b) to invest all or any portion of the assets of the Fund in the Sarofim Trust Co. Employee Benefit Investment Trust or any other group trust which is exempt from tax under Section 501(a) of the Internal Revenue Code by reason of qualifying under Section 401(a) of the Internal





                                     Pg. 3

        Revenue Code. The instruments establishing any such group trust, as amended from time to time, are hereby incorporated by this reference and made a part of this Agreement for all purposes, and shall govern the investment of any asset of this Trust which is invested in any such group trust.

        (c) to dispose of all or any part of the investments, securities, or other property which may from time to time or at any time constitute the Fund in accordance with the investment directions by Participants furnished to it pursuant to Section 2.2 or the written directions by the Plan Administrator furnished to it pursuant to Section 1.3, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

        (d) to hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

        (e) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

        (f) to vote in person or by proxy with respect to all mutual fund shares that are credited to a Participant's separate account under the Plan solely in accordance with written directions furnished to it by the Participant; provided that the Trustee shall be responsible for delivering to each Participant all notices, proxies and proxy soliciting materials relating to any shares of one or more of the regulated investment companies offered by the Vanguard Group, Inc. that are credited to the Participant's separate account under the Plan;

        (g) upon the written direction of the Plan Administrator, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;





                                     Pg. 4

        (h) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

        (i) upon the written direction of the Plan Administrator, to make loans from the Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Plan Administrator shall have the responsibility for collecting all loan repayments required to be made under the Plan and for furnishing the Trustee with copies of all promissory notes evidencing such loans; and

        (j) to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.

        Section 2.4. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

        Section 2.5 In addition to the rights of Participants to direct the Trustee as to the voting of mutual fund shares, each Participant (or Beneficiary of a deceased Participant) shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares (and fractional shares) of Company Stock which have been allocated to the Participant's separate account (including, but not limited to the right to sell or retain shares in a public or private tender offer). Upon receipt of instructions from Participants, the Trustee shall vote or exercise the right with respect to such stock in accordance with Participant instructions. All shares (and fractional shares) of Company Stock for which the Trustee has not received timely voting or exercise directions shall be voted or exercised by the Trustee in the same proportion that the shares (and fractional shares) of Company Stock for which the Trustee received timely voting or exercise directions from other Plan Participants are to be voted or exercised, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Notwithstanding anything herein to the contrary, in the event of a tender offer for Company Stock, the Trustee shall not tender any shares (or fractional shares) of Company Stock for which it does not receive





                                     Pg. 5
timely directions to tender such shares (or fractional shares) from Participants, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA. The Trustee shall be responsible for delivering to each Participant all notices, proxies and proxy soliciting materials relating to any shares of Company Stock that are credited to the Participants' separate accounts under the Plan


                                  ARTICLE III

                          DUTIES AND RESPONSIBILITIES

        Section 3.1. The Trustee, the Company and the Plan Administrator shall each discharge their assigned duties and responsibilities under this Agreement and the Plan solely in the interest of Participants and their Beneficiaries in the following manner:

          (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

          (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

          (d) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of ERISA.

        Section 3.2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.





                                     Pg. 6

        Section 3.3. Within 120 days after the end of each Plan Year or within 120 days after its removal or resignation, the Trustee shall file with the Plan Administrator a written account of the administration of the Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Company nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

        Section 3.4. In accordance with the terms of the Plan, the Trustee shall open and maintain separate accounts in the name of each Participant in order to record all contributions by or on behalf of the Participant under the Plan and any earnings, losses and expenses attributable thereto. The Plan Administrator shall furnish the Trustee with written instructions enabling the Trustee to allocate properly all contributions and other amounts under the Plan to the separate accounts of Participants. In making such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

        Section 3.5. The Trustee shall furnish each Participant with statements at least annually, or more frequently as may be agreed upon with the Company, reflecting the current fair market value of the Participant's separate accounts under the Plan.

        Section 3.6. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

        Section 3.7. Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or ERISA, the Company shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities,





                                     Pg. 7
liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement. The Company may discharge its obligation to pay attorney's fees under this Section 3.7 by offering to provide appropriate and competent legal counsel to represent the Trustee, and such legal counsel shall be approved by the Trustee (which approval shall not be unreasonably withheld). In such event, the Trustee may elect to retain counsel of its own choosing at its own expense.


                                   ARTICLE IV

                            PROHIBITION OF DIVERSION

        Section 4.1. Except as provided in Section 4.2 of this Article, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

        Section 4.2. The provisions of Section 4.1 notwithstanding, contributions made by the Company under the Plan may be returned to the Company under the following conditions:

          (a) If a contribution is made by mistake of fact, such contribution may be returned to the Company within one year of the payment of such contribution;

          (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it may be returned to the Company within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

          (c) Contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification may be returned to the Company within one year after the date of denial of qualification.





                                     Pg. 8

                                   ARTICLE V

                       APPOINTMENT OF INVESTMENT MANAGERS

       Section 5.1. The Plan Administrator may appoint one or more Investment Managers with respect to some or all of the assets of the Fund as contemplated by section 402(c)(3) of ERISA. Any such investment manager shall acknowledge to the Plan Administrator in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Fund. The Plan Administrator shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Plan Administrator and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Plan Administrator shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Plan Administrator rescinds the appointment or the Investment Manager has resigned.

       Section 5.2. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Plan Administrator and shall be segregated in a separate account for the Investment Manager (the "Separate Account") and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. Any provision of this Trust to the contrary notwithstanding, the Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that the Trustee shall have the full protection of section 405(d) of ERISA.





                                     Pg. 9

                                   ARTICLE VI

               COMMUNICATION WITH PLAN ADMINISTRATOR AND COMPANY

        Section 6.1. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Plan Administrator, the Trustee shall be entitled to act upon any written communication signed by any person or agent designated to act as or on behalf of the Plan Administrator. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

        Section 6.2. The Company shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Plan Administrator. After such notification, the Trustee shall be fully protected in acting upon the directions of, or dealing with, any person designated to act as or on behalf of the Plan Administrator until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Plan Administrator.


                                  ARTICLE VII

                             TRUSTEE'S COMPENSATION

        Section 7.1. The Trustee shall be entitled to reasonable compensation for its services as is agreed upon with the Company. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Company.


                                  ARTICLE VIII

                       RESIGNATION AND REMOVAL OF TRUSTEE

        Section 8.1. The Trustee may resign at any time by written notice to the Company which shall be effective 30 days after delivery unless prior thereto a successor Trustee shall have been appointed.





                                     Pg. 10

        Section 8.2. The Trustee may be removed by the Company at any time upon 30 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

        Section 8.3. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Company appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 30 days after notice of resignation shall have been given under the provisions of this article a successor Trustee shall not have been appointed, the resigning Trustee or the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

        Section 8.4. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Fund to such successor Trustee, after deducting the actual amount of its reasonable expenses incurred in the settlement of its account, and the amount of any compensation due to it. If the sums so deducted are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Company.


                                   ARTICLE IX

                              INSURANCE  COMPANIES

        Section 9.1. If any contract issued by an insurance company shall form a part of the Trust assets, the insurance company shall not be deemed a party to this Agreement. A certification in writing by the Trustee as to the occurrence of any event contemplated by this Agreement or the Plan shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not see that any action of the Trustee is authorized by this Agreement or the Plan. Any change made or action taken by an insurance company upon the direction





                                     Pg. 11
of the Trustee shall fully discharge the insurance company from all liability with respect thereto, and it need not see to the distribution or further application of any moneys paid by it to the Trustee or paid in accordance with the direction of the Trustee.


                                   ARTICLE X

                AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

        Section 10.1. The Company may, by delivery to the Trustee of an instrument in writing, amend, terminate or partially terminate this Agreement at any time; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to Participants and their Beneficiaries or defraying reasonable expenses of administering the Plan.

        Section 10.2. If the Plan is terminated in whole or in part, or if the Company permanently discontinues its contributions to the Plan, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        Section 11.1. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

        Section 11.2. Except as otherwise required in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, the benefits or proceeds of any allocated or unallocated portion of the assets of the Fund and any interest of any Participant or Beneficiary arising out of or created by the Plan either before or after the Participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created





                                     Pg. 12
by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all Participants and Beneficiaries, regardless of their citizenship or place of residence.

        Section 11.3. Nothing contained in this Agreement or in the Plan shall require the Company to retain any Employee in its service.

        Section 11.4. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

        Section 11.5. The Trustee hereby acknowledges receipt of a copy of the Plan. The Company will cause a copy of any amendment to the Plan to be delivered to the Trustee.

        Section 11.6. The construction, validity and administration of this Agreement and the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically superseded by ERISA.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

Attest:                                 PIONEER NATURAL RESOURCES USA, INC


                                        By  /s/ LARRY PAULSEN
---------------------------------         -------------------------------------


Attest:                                 VANGUARD FIDUCIARY TRUST COMPANY


                                        By  /s/ R. GREGORY BARTON
---------------------------------         -------------------------------------
                                            Managing Director




                                     Pg. 13

                                        PIONEER NATURAL RESOURCES USA, INC.

                                        By
                                           -------------------------------------

THE STATE OF TEXAS                      Section
                                        Section
COUNTY OF_______________________________Section

          BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared ___________________________________________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Pioneer Natural Resources USA, Inc., a Delaware corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _________ day of ___________________________________, 1997.


                                        ----------------------------------------
                                        Notary Public, State of Texas

My commission expires

----------------------------------------

                                        VANGUARD  FIDUCIARY  TRUST  COMPANY

                                        By
                                          --------------------------------------
                                          Managing Director

THE STATE OF PENNSYLVANIA               Section
                                        Section
COUNTY OF CHESTER                       Section

          BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared ____________________________________________________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of said Vanguard Fiduciary Trust Company, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _________ day of ___________________________________, 1997.


                                        ----------------------------------------
                                        Notary Public, State of Pennsylvania

My commission expires


----------------------------------------



                                     Pg. 14